EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Syscan Imaging, Inc. on Form SB-2 (Amendment No. 1) of our report dated March 7, 2005, appearing in this Registration Statement on the financial statements for the two years ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ Clancy and Co.

Clancy and Co., P.L.L.C.
Phoenix, Arizona

June 17, 2005